FORM OF
                                AMENDED EXHIBIT A

         THIS Exhibit A, amended as of __________, 2000, is Exhibit A to that certain Transfer Agency Services Agreement dated as of December 29, 1998, as amended on August 12, 1999, by and between PFPC Inc. and E*TRADE FUNDS.



                                   PORTFOLIOS
                                   -----------


                              E*TRADE S&P 500 Index Fund

                              E*TRADE Extended Market Index Fund

                              E*TRADE Bond Index Fund

                              E*TRADE Technology Index Fund

                              E*TRADE International Index Fund

                              E*TRADE E-Commerce Index Fund

                              E*TRADE Global Titans Index Fund

                              E*TRADE Premier Money Market Fund

                              E*TRADE Russell 2000 Index Fund

                              E*TRADE Financial Sector Index Fund


                                          PFPC INC.

                                          By:___________________________________
                                              Name:
                                              Title:


                                          E*TRADE FUNDS

                                          By:___________________________________
                                              Name:
                                              Title: